UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 24, 2012, NuVasive, Inc. (the “Company”), held its Annual Meeting of Stockholders (the “Annual Meeting”). As of March 28, 2012, the record date of the Annual Meeting, there were 42,993,018 outstanding shares of the Company’s common stock. At the Annual Meeting, a quorum of 39,090,654 shares of the Company’s common stock were represented in person or by proxy. The Company’s stockholders elected three Class II directors and approved two of the three proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting that was filed with the Securities and Exchange Commission (“SEC”) on April 9, 2012. The final votes on the proposals presented at the Annual Meeting are as follows:

Proposal 1:

Each of Peter C. Farrell, Ph.D., AM, Lesley H. Howe and Eileen M. More was elected as a Class II director to hold office until the 2015 Annual Meeting of Stockholders and until his or her successor is elected and has qualified, or if sooner, until the director’s death, resignation or removal, by the following vote:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Peter C. Farrell, Ph.D., AM	33,482,800	1,726,892	111,387	3,769,575
Lesley H. Howe	27,832,008	7,377,621	111,450	3,769,575
Eileen M. More	33,319,387	1,890,242	111,450	3,769,575

Each of Alexis V. Lukianov, Jack R. Blair, Robert J. Hunt, Peter M. Leddy, Ph.D. and Richard W. Treharne, Ph.D. continue to serve as directors of the Company after the Annual Meeting.

Proposal 2:

Approval by the Company’s stockholders by advisory (non-binding) vote on the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, failed by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,520,323	23,651,374	149,382	3,769,575

Proposal 3:

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved by the following vote:

Votes For	Votes Against	Abstentions
38,419,771	550,843	120,040

Proposal 4:

Approval by the Company’s stockholders, solely to preserve the Company’s ability to receive corporate income tax deductions that may become available pursuant to Internal Revenue Code Section 162(m), (“Section 162(m)”), (i) of the material terms of the Company’s 2004 Equity Incentive Plan (the “2004 Plan”) and (ii) of an amendment to the 2004 Plan to expand upon the objectively determinable performance criteria that may be utilized with respect to performance awards intended to qualify as performance-based compensation under Section 162(m) was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,854,383	14,353,876	112,820	3,769,575

No other items were presented for stockholder approval at the Annual Meeting.

Item 7.01 Regulation FD Disclosure.

Company Statement Regarding Advisory Vote on Executive Compensation

The Company, its Board of Directors and its Compensation Committee acknowledge that a majority of the Company’s stockholders have voted on an advisory (non-binding) basis against the compensation of the Company’s named executive officers. The Company is determined to create lasting value for its stockholders and has engaged with many stockholders to ensure alignment of executive compensation with performance over the long term.

The following are some of the steps taken over the past year, in support of the Company’s initiative to improve the link between executive pay and Company performance:

•	Engaged a new independent compensation consultant to ensure it has the most up-to-date and market relevant information in making its compensation decisions.

•	Revised its peer group to more closely align with its size, industry and location.

•	Instituted a Clawback Policy which ensures the recovery of compensation based upon any misstated financial information.

•	Instituted Stock Ownership Guidelines that require all of the Company’s vice-presidents and above to own stock to ensure alignment with its stockholders.

•	Established and disclosed clear performance metrics relating to its incentive programs.

•	Amended the Company’s Insider Trading Policy to prohibit hedging activity.

•

Most importantly, the Company’s Compensation Committee significantly reduced the target value of the Company’s executive officers’ long-term equity awards for 2012. Also, beginning with the annual grants made in February 2012, the Compensation Committee now delivers 50% of those awards in the form of performance-based restricted stock units (“PRSUs”). These PRSU awards are earned only upon the achievement of pre-established performance criteria set by the Compensation Committee, which directly relate to the Company’s financial success. As a result, the realizable value of the Company’s equity-based awards (i.e. actual pay potentially realized) is strongly aligned with both pre-determined Company goals and stockholder returns.

The Company will continue to explore ways to further enhance its performance-based compensation programs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: May 25, 2012	By:	/s/ Jason Hannon
Jason Hannon
Executive Vice President & General Counsel